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                                                                    EXHIBIT 99.1

                             (HENRY SCHEIN(R) LOGO)
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                   FOR:       HENRY SCHEIN, INC.
                                   CONTACT:   STEVEN PALADINO
                                              EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER
                                              STEVEN.PALADINO@HENRYSCHEIN.COM
                                              (631) 843-5500

                                              SUSAN VASSALLO
                                              DIRECTOR, CORPORATE COMMUNICATIONS
                                              SUSAN.VASSALLO@HENRYSCHEIN.COM
                                              (631) 843-5562

FOR IMMEDIATE RELEASE

              HENRY SCHEIN PROVIDES UPDATED 2006 FINANCIAL GUIDANCE

             NEW GUIDANCE REFLECTS LOWER THAN EXPECTED VACCINE SALES

MELVILLE, N.Y. - DECEMBER 4, 2006 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today revised financial guidance for 2006 primarily due to lower sales of certain vaccines compared to previous expectations.

     Henry Schein now expects to distribute approximately 9 million doses of influenza vaccine during 2006, compared with its previous estimate of approximately 13.5 million doses. The Company also believes that its sales of Menactra(TM) meningitis vaccine expected for the fourth quarter of 2006 will occur in 2007.

     Henry Schein expects diluted EPS for the fourth quarter of 2006 to be $0.66 to $0.68. This represents growth of 18% to 21% compared with the fourth quarter of 2005. For the full-year 2006 Henry Schein expects diluted EPS to be $2.00 to $2.02, which represents growth of 17% to 18% compared with 2005 results.

     "The continued strength of our business model is reflected in the strong growth rates we anticipate in the fourth quarter and full-year 2006," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.

     The Company notes that all diluted EPS guidance includes the impact of expensing stock-based compensation per Financial Accounting Standards No. 123(R), is for current continuing operations including completed or previously announced acquisitions and does not include the impact of potential future acquisitions, if any.

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     Although the Centers for Disease Control and Prevention (CDC) has
repeatedly stressed the effectiveness of influenza vaccination in December and beyond, the fact that there is an abundance of supply still available indicates that this message may not be fully understood. According to the CDC, October or November is the best time to get vaccinated for seasonal influenza, but getting vaccinated in December or even later can still be beneficial as most influenza activity occurs in January or later in most years. Though it varies, flu season can last as late as May.

     To help raise awareness of influenza vaccination recommendations and the importance of continuing vaccination efforts throughout November and beyond, the United States Department of Health and Human Services (HHS), the CDC, the National Influenza Vaccine Summit, partners and stakeholders just completed National Influenza Vaccination Week, which ran from Monday, November 27 through Sunday, December 3, 2006.

     "We support the CDC in its efforts to encourage late-season vaccination, and stand ready to meet demand from our customers in the coming weeks," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.

     Henry Schein is affirming 2007 financial guidance, as originally introduced on November 2, 2006, as follows:

     - 2007 diluted EPS is expected to be $2.51 to $2.57. This represents an increase of 25% to 28% compared with the mid-point of the Company's new 2006 diluted EPS guidance.

     - This 2007 diluted EPS guidance includes Henry Schein's expectations that it will distribute more than 20 million doses of influenza vaccine during the year.

     - 2007 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

ABOUT HENRY SCHEIN

     Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as over 100,000 additional products available to our customers as special order items.

     Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.

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Headquartered in Melville, N.Y., Henry Schein employs more than 11,000 people and has operations in 19 countries. The Company's sales reached a record $4.6 billion in 2005. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; financial risks associated with acquisitions; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.

     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

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